UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   June 12, 2006

PACIFIC ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-31345	68-0490580
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5900 Cherry Avenue, Long Beach, CA	90805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (562)728-2800

NOT APPLICABLE

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Merger Agreement. On June 12, 2006, Pacific Energy Partners, L.P., a Delaware limited partnership (the “Partnership”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Plains All American Pipeline, L.P. (“PAA”), Plains AAP, L.P., a Delaware limited partnership (“PAA General Partner”), Plains All American GP LLC, (“PAA GP LLC”), Pacific Energy Management LLC, a Delaware limited liability company (“PPX General Partner Holdco”), and Pacific Energy GP, LP, a Delaware limited partnership and the general partner of the Partnership (“PPX General Partner”), pursuant to which the Partnership will be merged into PAA, and all outstanding common units of the Partnership not purchased by PAA pursuant to the Purchase Agreement (defined below) will be converted into common units of PAA based on an exchange ratio of 0.77 common units of PAA per common unit of the Partnership. The Merger Agreement was unanimously approved by the Board of Directors of PPX General Partner Holdco, as well as by the PAA GP LLC Board of Directors.

Each of the Partnership and PAA has made customary representations, warranties and covenants in the Merger Agreement. In addition, the Merger Agreement contains certain termination rights for both the Partnership, on the one hand, and PAA, on the other, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Partnership will be required to pay PAA a termination fee of $10 million and under other specified circumstances, the Partnership will be required to pay PAA a termination fee of $40 million. In addition, under specified circumstances, PAA will be required to pay the Partnership a termination fee of $10 million and under other specified circumstances, PAA will be required to pay the Partnership a termination fee of $40 million. The merger is subject to customary closing conditions including, among other things, (1) approval by the affirmative vote or consent of at least a unit majority (as such term is defined in the agreement of limited partnership of the Partnership) of the holders of the outstanding common units and subordinated units in the Partnership, (2) approval by the affirmative vote or consent of at least a majority of the holders of outstanding common units in PAA, (3) receipt of applicable regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 197, the approvals of various state utility commissions, including California and Wyoming, and Canadian regulatory agencies, (4) effectiveness of a registration statement on Form S-4 with respect to the issuance of PAA’s common units in connection with the merger, (5) approval for listing the common units of PAA to be issued in connection with the merger on the New York Stock Exchange, and (6) closing of the transactions contemplated by the Purchase Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference.

Purchase Agreement. Although the Partnership is not a party to the agreement, on June 12, 2006, it announced that the owner of PPX General Partner Holdco, LB Pacific, LP, a Delaware limited partnership (“LB Pacific”), had entered into a Purchase Agreement (the “Purchase Agreement”) with PAA, pursuant to which PAA will purchase from LB Pacific (i) all of the issued and outstanding limited partner interest in PPX General Partner, the general partner of the Partnership, (ii) the sole member interest in PPX General Partner Holdco, (iii) 2,616,250 common units in the Partnership, and (iv) 7,848,750 subordinated units in the Partnership for an aggregate purchase price of $700 million in cash. Each of PAA and LB Pacific has made customary representations and warranties in the Purchase Agreement. The Purchase Agreement may be terminated by LB Pacific or PAA upon or after termination of the Merger Agreement, and may be terminated at any time by the mutual written agreement of LB Pacific and PAA. In addition, the Purchase Agreement is subject to customary closing conditions, including satisfaction of all conditions specified in the Merger Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by  reference to the Purchase Agreement, which is filed as Exhibit 2.2 hereto and is incorporated into this report by reference.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. The Merger Agreement is not intended to be a source of any other information about the parties. Other information about the Partnership will be set forth in the joint proxy statement/prospectus referred to below and in the other filings that the Partnership makes with the Securities and Exchange Commission (the “SEC”), which may be obtained in the manner set forth below.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified by information in the confidential disclosure schedules provided by the Partnership to PAA on the one hand and by PAA to the Partnership on the other hand in connection with the execution of the Merger Agreement, and are subject to important limitations agreed to by the parties to the Merger Agreement in connection with negotiating its terms. Certain representations and warranties may have been used by the parties to allocate risks among the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may be different from any particular investor’s standards of what constitutes important information. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Partnership or its affiliates. None of the representations and warranties contained in the Merger Agreement will have any legal effect among the parties to the Merger Agreement after the closing of the merger.

Additional Information and Where to Find It

The Partnership and PAA will file a joint proxy statement/prospectus and other documents with the SEC in relation to this transaction. Investors and security holders are urged to read carefully these documents when they become available because they will contain important information regarding the Partnership, PPA and the merger. A definitive joint proxy statement/prospectus will be sent to security holders of the Partnership and PPA seeking their approval of the transactions contemplated by the Merger Agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about the Partnership and PAA, without charge, at the

SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the respective partnerships as follows: Information regarding the Partnership can be obtained by contacting its investor relations department at 562-728-2871 or by accessing its website at www.pacificenergy.com, and information regarding PAA can be obtained by contacting its investor relations department at 713-646-4100 or by accessing its website at www.paalp.com.

The Partnership and PAA and the officers and directors of the respective general partners of the Partnership and PAA may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Partnership’s and PAA’s respective Annual Reports on Form 10-K filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ENERGY PARTNERS, L.P.

By:	PACIFIC ENERGY GP, LP,
its general partner

	By:	PACIFIC ENERGY MANAGEMENT LLC,
its general partner

		By:	/s/ Lynn T. Wood
Lynn T. Wood
Senior Vice President, General Counsel and Secretary

Dated: June 12, 2006

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit 2.1

Agreement and Plan of Merger dated as of June 12, 2006 by and among Plains All American Pipeline, L.P., Plains AAP, L.P., Plains All American GP LLC, Pacific Energy Partners, L.P., Pacific Energy Management LLC and Pacific Energy GP, LP. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

Exhibit 2.2

Purchase Agreement dated as of June 12, 2006 by and between Plains All American Pipeline, L.P. and LB Pacific, LP. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)